UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(516) 867-8383
(Registrant’s Telephone Number)

Hispanica International Delights of America, Inc.
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Hispanica International Delights of America, Inc. is referred to herein as “we”, “us”, or “our”

Item 5.03    Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective February 15, 2018, we amended our Certificate of Incorporation to change our name from “Hispanica International Delights of America, Inc.” to “Life On Earth, Inc.” (the “Name Change”). The Name Change was approved by our Board of Directors, and was adopted pursuant to Section 242 of the Delaware General Corporation Law.  A copy of the amendment to the Company’s Certificate of Incorporation, as filed with the Delaware Secretary of State, is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

The Name Change was approved by the Financial Industry Regulation Authority (“FINRA”) on February 16, 2018, and became effective with the OTC Market at the opening of trading on February 20, 2018 under the new symbol “LFER.” Our new CUSIP number is 5326T105.

Item 7.01        Regulation FD Disclosure

On February 20, 2018, we issued a press release announcing the Name Change and symbol change. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of Certificate of Incorporation.
99.1	Press release, dated February 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Date: February 20, 2018	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer